CODE OF ETHICS/INSIDER TRADING

This Code of Ethics (the "Code") is adopted in compliance with the requirements of Rule 204A-1 under the Investment Advisers Act of 1940. In addition, this Code is adopted to ensure compliance by Vert Asset Management, LLC ("Vert") with the requirements of Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act").

1.	Standards of Business Conduct

This Code seeks to ensure compliance with fiduciary standards required of Vert and its personnel and is based on the principles that (i) Access Persons owe a fiduciary duty to, among others, all clients of Vert, to conduct their personal transactions in Reportable Securities in a manner which neither interferes with client portfolio transactions nor otherwise takes unfair or inappropriate advantage of an Access Person's knowledge of non-public information about and relationship to any clients; (ii) as a fiduciary, Vert and its Supervised Persons owe clients the highest duty of trust and fair dealing; and (iii) Supervised Persons must, in all instances, place the interests of clients ahead of the Supervised Person's own personal  interests or the interests of others.

Supervised Persons must adhere to these general fiduciary principles and comply with the specific provisions and associated procedures of this Code.  Accordingly, Supervised Persons must not:

•	employ any device, scheme or artifice to defraud a client;
•	make any untrue statements of material fact or omit to state a material fact necessary to make statements not misleading;
•	engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon clients;
•	engage in any manipulative practice with respect to its clients; or
•	engage in any manipulative practice with respect to securities including price manipulation.

Furthermore, all Supervised Persons are required to comply will all applicable Federal securities laws, as well as the terms and provisions of this Code, the Manual and any other applicable laws, rules, regulations, policies and procedures.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with the terms of this Code and the associated procedures will not automatically insulate an Access Person from scrutiny and liability in instances where the personal transactions in a Reportable Security undertaken by such Access Person shows a pattern of abuse of such Access Person's fiduciary duty to clients or a failure by a Supervised Person to adhere to these general fiduciary principles.

2.	Provision of the Code and Acknowledgment of Receipt

a.	Initial Provision – Acknowledgment of Receipt

Within 10 days of becoming a Supervised Person, colleagues are required to certify on the Initial Acknowledgment of the Policy and Procedure Manual (Exhibit A) to be submitted through the Personal Trading Control Center ("PTCC"), Compliance Science's compliance monitoring tool, that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; and (iii) agreed to comply with the provisions set forth in the Code. The Chief Compliance Officer or their designee (the "CCO") is responsible for delivery of the Code and the receipt of the required acknowledgments.

b.	Annual Certification of Compliance

Each January, all Supervised Persons are required to certify and provide the Annual Acknowledgment of the Policy and Procedure Manual (Exhibit B) to be submitted through PTCC that they have received and read the provisions of the Code. Such certification shall also include a statement that the Supervised Person has complied with the requirements of the Code and applicable laws, rules statutes and regulations. The CCO is responsible for delivery of the annual certification and the receipt of the executed annual certification.

c.	Amendments

The CCO shall provide all Supervised Persons with any amendments to the Code. All Supervised Persons shall certify receipt of the amendment and provide to the CCO the Acknowledgment of Amendment to the Policy and Procedure Manual (Exhibit C) to be submitted through PTCC of the amended Code within 10 days of being provided with an amendment.

3.	Reporting Violations

All personnel of Vert must promptly report improper or suspicious activities, including any suspected violations of the Code and/or the Manual. Issues can be reported to the CCO in person, or by telephone, email or written letter. Any reports of potential violations will be thoroughly investigated by the CCO, who will report directly to the Chief Executive Officer ("CEO") on the matter.

4.	Definitions

a.	Access Person

Access Person means:

•
Any of Vert's Supervised Persons who (i) have access to nonpublic information  regarding any of Vert clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Fund, (ii) is involved in making securities recommendations to Vert clients, or (iii) has access to the securities recommendations made to Vert clients that are nonpublic; or

•	All of Vert's directors and officers.

The CCO has the responsibility for determining those Supervised Persons of Vert that are Access Persons, and for maintaining the current list (Exhibit D) of Access Persons.  Each Access Person will be informed by the CCO of their status as an Access Person, not less than annually, and upon the immediate determination that they have been deemed an Access Person.

b.	Beneficial Ownership

Beneficial Ownership means an Access Person having or sharing a direct or indirect pecuniary interest (i.e. the opportunity, directly or indirectly, to profit or share in any profit) in Reportable Securities, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise. As a general matter, Beneficial Ownership will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Reportable Securities (or the ability to direct the disposition of the Reportable Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Reportable Securities; or (iii) receives any benefits substantially equivalent to those of ownership. An individual's Beneficial Ownership shall include, but not be limited to, Reportable Securities held by members of that individual's immediate family sharing the same household. Any questions and issues regarding the definition of Beneficial Ownership should be directed to the CCO.

c.	Reportable Security

Reportable Security means a security as defined in Section 202(a)(18) of the Act (generally, all securities of every kind and nature), except that it does not include:

•	Direct obligations of the Government of the United States;
•	Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	Shares issued by any money market funds;
•	Shares issued by open-end mutual funds, other than Vert Global Sustainable Real Estate Fund (the "Fund"); and
•	Shares issued by unit investment trusts that are invested exclusively in one or more open- end mutual funds, none of which are Reportable Funds.

d.	Initial Public Offering ("IPO)

Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

e.	Limited Offering

Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(5) or pursuant to rules 504, 505 or 506 under the Securities Act of 1933.

f.	Purchase or Sale of a Reportable Security

The purchase or sale of a Reportable Security includes, among other things, the writing, buying, selling or exercise of an option to purchase or sell a Reportable Security.

g.	Reportable Fund

Reportable Fund means any fund for which Vert serves as an investment adviser as defined in section 2(a)(2) of the 1940 Act.  Pursuant to this definition, the Fund is a Reportable Fund.

h.	Supervised Person

Supervised Person means any partner, officer, director (or other person occupying a similar status or performing similar functions), or personnel of Vert, or other person who provides investment advice on behalf of Vert and is subject to the supervision and control of Vert. All Supervised Persons of Vert are deemed also to be Access Persons.

5.	Prohibited Transactions and Activities – (See also the section of the Code entitled "Pre- Clearance Exemptions")

a.	Conflicts of Interest

No Access Person shall induce or cause any Vert client to take action or to fail to take action, for the purpose of achieving a personal benefit, rather than for the benefit of the client. Examples of this would include causing a client account to purchase a Reportable Security owned by the Access Person for the purpose of supporting or driving up the price of the Reportable Security, and causing the client to refrain from selling a Reportable Security in an attempt to protect the value of the Access Person's investment.

No Access Person shall purchase or sell, directly or indirectly, any Reportable Security in which he or she has, or by reason of such transaction acquires, a direct or indirect Beneficial Ownership interest and which he or she knows, or should have known, at the time of such purchase or sale:
(i) is being considered for purchase or sale by a client or (ii) is being purchased or sold by a  client.

b.	Competing with Client Trade

No Access Person shall use knowledge of the portfolio transactions of any client to profit by the market effect of such transactions. One test which will be applied in determining whether this prohibition has been violated will be to review the Reportable Securities transactions of Access Persons for patterns. However, it is important to note that a violation could result from a single transaction if the circumstances warranted a finding that the provisions of this Code have been violated.

c.	Initial Public Offerings

All Access Persons are prohibited from acquiring Beneficial Ownership in any security distributed in an Initial Public Offering, without obtaining the prior written approval of the CCO. Any request for pre-clearance is to be submitted to the CCO utilizing the Securities Transaction Pre-Clearance Form (Exhibit E) to be submitted through PTCC. The transaction must be executed on the same business day as approved. If the transaction is delayed, a new Securities Transaction Pre-Clearance Form must be submitted.

d.	Limited Offering Restrictions

All Access Persons are prohibited from acquiring Beneficial Ownership in Reportable Securities for their personal accounts distributed in a Limited Offering, without the express prior written approval of the CCO.   Any request for pre-clearance is to be submitted to the CCO utilizing the Securities Transaction Pre-Clearance Form (Exhibit E) to be submitted through PTCC. The transaction must be executed on the same business day as approved. If the transaction is delayed, a new Securities Transaction Pre-Clearance Form must be submitted. In instances where Access Persons, after receiving prior approval, acquire a Reportable Security in a Limited Offering, Access Persons have an affirmative obligation to disclose this investment to the CEO, copying the CCO if the Access Person participates in any subsequent consideration of any potential investment by any client of Vert in the issuer of those Reportable Securities. A decision by Vert to purchase for a client Reportable Securities of such an issuer (following a purchase by an Access Person in an approved personal transaction) will be subject to an independent review by the CEO so long as the person conducting such review has no personal interest in the issuer.

e.	Personal Trading Restrictions

All Access Persons are prohibited from executing a personal transaction in any Reportable Security (including transactions in pension or profit-sharing plans where the Access Person retains investment discretion), without express prior written approval of the CCO. Reportable securities include the Fund. Any request for pre-clearance is to be submitted to the CEO utilizing the Securities Transaction Pre-Clearance Form (Exhibit E) to be submitted through PTCC. The transaction must be executed on the same business day as approved. If the transaction is delayed, a new Securities Transaction Pre-Clearance Form nce Form must be submitted. Notwithstanding the receipt of express prior approval, any purchases or sales by Access Persons undertaken in reliance on this provision remain subject to the other prohibitions and requirements enumerated in this Code.

6.	Reporting

a.	Initial Holdings Report

Each Access Person must provide the CCO with a written report of the Access Person's current securities holdings within 10 days after the person becomes an Access Person, which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.  Each securities holdings report must provide, at a minimum, the following information:

•
the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;

•	the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and
•	the date the Access Person submits the report.

The initial holdings report need not provide information with respect to Reportable Securities, which includes the Funds, over which the Access Person had no direct or indirect influence or control at the time he or she became an Access Person. Access Persons are to utilize the Initial and Annual Holdings Report (Exhibit F) to be submitted through PTCC.

b.	Annual Holdings Report

All Access Persons shall, no later than forty-five (45) calendar days after the end of the calendar year, submit a report to the CCO containing the following information current as of the end of the calendar year:

•
the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;

•	the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and
•	the date the Access Person submits the report.

The annual holdings report need not provide information with respect to Reportable Securities, which includes the Funds, over which the Access Person had no direct or indirect influence or control at the time he or she became an Access Person. Access Persons are to utilize the Initial and Annual Holdings Report (Exhibit F) to be submitted through PTCC.

c.	Quarterly Transaction Report

Each Access Person must provide the CCO with a written record of his/her personal securities transactions no later than thirty (30) days after the end of each calendar quarter, which report must cover all transactions in Reportable Securities during the quarter. The report must provide, at a minimum, the following information about each transaction involving a Reportable Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership:

•
The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
•	The price of the security at which the transaction was effected;
•	The name of the broker, dealer or bank with or through which the transaction was effected; and
•	The date the Access Person submits the report.

Access Persons are to utilize the Quarterly Transaction Report Form (Exhibit G) to be submitted through PTCC to make the required reporting.

d.	Brokerage Accounts

Access Persons must disclose all brokerage accounts for which they have Beneficial Ownership to the CCO by utilizing the Report of Securities Holdings Form or the Quarterly Transaction Report Form.

7.	Pre-Clearance Exemptions

The following Reportable Securities' transactions are exempt from the pre-clearance requirement listed in Section 5.E but NOT from quarterly and annual reporting requirements listed in Section 6:

•	Purchases or sales pursuant to an automatic investment plan authorized by the CCO or their designee;
•
Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of rights so acquired;

•
Accounts managed with discretion by other investment advisers ("Third Party Accounts") where the Company has no trading or decision making authority and the Access Person has no direct or indirect influence or control (see Section 7.a below for more information related to accounts deemed to be third party accounts);

•
Acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

•
Securities transactions where neither the Access Person nor an immediate family member is aware of the transaction before it is completed (e.g. securities transactions effected by a trustee or blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed).

a.    Third Party Managed Accounts

Employee accounts that are managed by an independent, third party advisor / investment manager are not subject to the pre-clearance or quarterly reporting requirements. To be considered a third party account, the following criteria must be met:
•	The account must be managed by a third party advisor / investment manager with no affiliation to Vert;
•	The account must be managed on a discretionary basis;
•
The employee must have no ability to direct purchases or sales of investments or consult with the third party advisor or manager as to the particular allocation of investments to be made in the account.

These accounts are subject to the following reporting requirements:

•
Initially, if an employee wishes to classify their account as a Third Party Managed Account, they must present the CCO or their designee with a copy of their Management Agreement signed by the third party manager and the employee. This agreement must state that the account is managed on a discretionary basis.

•
On an annual basis, the employee will acknowledge and submit the Third Party Account Acknowledgment (Exhibit H) to be submitted through PTCC attesting to the fact that they had no control over or influence on investment decisions in the account or accounts.

8.	Sanctions

The CCO will review all reports submitted according to this Code. Upon discovering a violation of this Code, the CCO will report such violations to the the CEO, who may impose such sanctions as they deem appropriate upon the person committing the violation. The filing of any false, incomplete or untimely reports, as required by this Code, may (depending on the circumstances) be considered a violation of this Code. Retaliation against an individual who reports a violation or suspected violation is prohibited and may constitute a further violation of the Code.

9.	Records

This Code, records of any violations of this Code and any actions taken as a result of such violations, a copy of each Report of Securities Holdings Form and Quarterly Transaction Report Form submitted under this Code (including any information provided in lieu of such reports) and a list of all persons required to submit reports under this Code shall be preserved in accordance with the requirements of the Act.  The CCO has responsibility for the maintenance of these required records.

10.	Insider Trading Policy

Section 204A of the Act requires investment advisers to maintain and enforce written policies reasonably designed to prevent the misuse of material nonpublic information by the investment adviser or any person associated with the investment adviser.

a.	Policy Statement

Vert forbids any officer or personnel from trading, either personally or on behalf of others, including client accounts, while in possession of material non-public information in violation of the law. Any questions regarding Vert's policies and procedures regarding insider trading should be referred to the CCO.

Generally, it is illegal for a person in the possession of material non-public information about securities that might affect the value of those securities to: (i) trade in those securities; or (ii) transmit that information to others who trade in those securities. Because the law dealing with insider trading involves a number of complex legal interpretations, Vert requires all personnel, inclusive of directors, to confer with the CCO and obtain clearance in writing, before entering into any securities transaction for which believes he or she may have material non-public information. The CCO will determine whether proceeding with the proposed transaction would involve substantial risks that the transactions would violate the law governing such matters. All personnel of Vert, inclusive of directors, must follow the procedures described below or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties, including jail sentences.

b.	Procedures to be Followed by Personnel/Officers

i.	Identifying Inside Information

Before Vert personnel trade for themselves in the securities of a company about which he or she may have material non-public, or "inside information," they should ask themselves the following questions:
•
Is the information "material?" As a guideline, information about a company, or the market for its securities, is "material" if disclosure would be likely to affect the market price of the company's securities or be considered important by the reasonable investor in deciding whether to purchase or sell those securities. Examples of information about a company which should be presumed to be "material" include, but are not limited to, matters such as (i) dividend increases or decreases,  (ii)  earnings estimates, (iii) changes in previously released earnings estimates, (iv) significant new products or discoveries, (v) developments regarding major litigation by or against the company, (vi) liquidity or solvency problems, (vii) significant merger or acquisition proposals, or (viii) similar major events which would be  viewed as having materially altered the information available to the public regarding a company or the market for any of its securities.

•
Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by, for example, being published in Reuters, The Wall Street Journal or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

•	report the matter immediately to the CCO;
•	do not purchase or sell the securities on behalf of yourself or others, including clients of Vert; and
•	do not communicate the information inside or outside Vert, other than to the CCO.

After the CCO has reviewed the issue, you will be notified in writing whether you should continue the prohibitions against trading and communication, or whether you may trade and communicate the information.

If after consideration of the items set forth above you have any doubt as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, you must discuss it with the CCO before trading or communicating the information to anyone.

ii.	Personal Securities Trading – Clearance and Reporting

Pursuant to the Code, all Access Persons of Vert shall submit to the CCO written reports of transactions in Reportable Securities.

iii.	Restricting Access to Material Non-Public Information

Information in your possession that you identify as potentially material and non- public may not be communicated to anyone, including persons within Vert, except as provided otherwise herein. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed and access to computer files containing material non-public information should be restricted.

c.	Implementation

Vert has adopted various procedures to implement Vert's Insider Trading Policy, which may be summarized as follows.

•
As part of the Manual, the Insider Trading Policy is distributed to all personnel and new personnel upon hire, and requires a written acknowledgement by all personnel, and must be reaffirmed in writing annually pursuant to Section [I.D.] of this Manual.

•	Pursuant to the provisions of the Code, Access Persons must disclose personal securities accounts and report at least quarterly any reportable transactions in their personal accounts.
•
Pursuant to the section of this Manual entitled "Approval of Outside Employment/Activities", all personnel must report outside business activities to the CCO that may result in access to material, non-public information.

•	The CCO reviews Access Person activity over the accounts for which they have Beneficial Ownership pursuant to the provisions of the Code.
•	The CCO provides guidance to personnel on any possible insider trading situations or questions.
•	As part of the review requirements applicable to the Manual under the Act, Vert's Insider Trading Policy is reviewed and evaluated on a periodic basis and updated as may be appropriate.
•	The CCO prepares a written report to management of any possible violation of Vert's Insider Trading Policy and is also responsible for implementing corrective and/or disciplinary action.

11.	Gift and Entertainment Policy

It is the policy of Vert to achieve a balance relative to the receipt/acceptance of gifts from clients or vendors with the avoidance of conflicts of interest or appearances of impropriety. As such, receipt of a holiday gift or expression of thanks from a client for a job well done is not prohibited, provided that the gift is not cash or a cash equivalent, which are prohibited by Vert. However, all non-cash gifts from vendors, the estimated value of which clearly exceeds $250, must be reported to the CCO utilizing the Quarterly Gifts and Entertainment Report Form, attached as Exhibit I. The above policy recognizes that the dollar value of attendance at certain functions (dinner, golf outing, sporting event) will exceed $250, and is not intended to be prohibited by this policy. However, attendance at such vendor sponsored events should be reported to the CCO so that a determination can be made that it (they) is (are) neither excessive nor create(s) the potential for a conflict of interest.

7538921.1

Vert Asset Management, LLC

Access Persons

Sam Adams

Sarah Adams

7540358.1

VERT ASSET MANAGEMENT, LLC
SECURITIES TRANSACTION PRE-CLEARANCE FORM

The transaction must be executed on the same business day as approved. If the transaction is delayed, a new Pre-Clearance Form must be submitted.

Transaction Type:  Buy / Sell / Short / Cover Short / Other (describe):

•	Security Name:

•	Security Type: Common Stock / Option / Debt / Reportable Funds / Other (describe):

•	Symbol or Identifier:

•	Number of Shares / Contracts / Principal Amount:

•	Broker/Custodian:

Does the transaction involve an IPO or private placement?

If you are seeking to invest in a private fund, describe the fund's investment strategy:

By signing below, I certify and acknowledge the following:

1.	I have no Material Non-Public Information or other knowledge pertaining to this proposed transaction that constitutes a violation of CFO4Life's policies, confidentiality agreements or securities laws.

2.	The proposed transaction does not limit a client's investment opportunities or disadvantage a client in any way.

Signature:                                                                                                   Date:

Printed Name:

7540414.1

VERT ASSET MANAGEMENT, LLC
INITIAL AND ANNUAL HOLDINGS REPORT

As a new Access Person of Vert Asset Management, LLC, I am disclosing the following information regarding personal securities, except for (a) direct obligations of the Government of the United States; (b) Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (c) shares issued by money market funds; (d) shares issued by open-end mutual funds as defined in Rule 204A-1(e)(9), except those that are Reportable Funds; and (e) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

The holdings information you provide must be current as of a date no more than 45 days prior to the date of this report. Also, this report must be submitted within 10 days of your becoming an Access Person.

1.	I certify that I do not have any personal security holdings that require a Holdings Report.

Signature:                                                                   Date:

Print Name:

OR

2.	I certify that the security holdings being reported by me below are accurate and complete.

Security (CUSIP or Ticker Symbol)	Title/ Type of Security	Number of Shares	Price Per Share/ Principal Amount	Broker-Dealer/ Bank Where Held (Include Acct. #)

Signature:                                                                   Date:

Print Name:

7540417.1

VERT ASSET MANAGEMENT, LLC
QUARTERLY HOLDINGS REPORT

Period: [                           to                            ]

As an Access Person of Vert Asset Management, LLC, I am disclosing the following information regarding personal securities, except for (a) direct obligations of the Government of the United States; (b) Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (c) shares issued by money market funds; (d) shares issued by open-end mutual funds as defined in Rule 204A-1(e)(9), except those that are Reportable Funds; and (e) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

The holdings information you provide must be submitted on or before [30 days after quarter end] and must reflect all reportable holdings as of [the last day of that quarter].

1.	I certify that I do not have any personal security holdings that require a Holdings Report.

Signature:                                                                   Date:

Print Name:

OR

2.	I certify that the security holdings being reported by me below are accurate and complete.

Security (CUSIP or Ticker Symbol)	Title/ Type of Security	Number of Shares	Price Per Share/ Principal Amount	Broker-Dealer/ Bank Where Held (Include Acct. #)

Signature:                                                                   Date:

Print Name:

7540447.1

Vert Asset Management, LLC
Third Party Account Acknowledgment

For the period                                    to

Employee hereby certifies that he or she has a direct or indirect beneficial interest in an investment account managed entirely by a third party where the employee has zero investment decision-making authority or discretion in the account.  For these accounts, employee further certifies the following:

1.	The employee has identified the accounts that meet this qualification and provided a complete and accurate list to the adviser;

2.	The employee attests that he or she has zero investment discretion, decision-making authority, or any other kind of influence over the investment decisions of the account;

3.
The employee will make all reasonable attempts to obtain a written certification from the manager/third party that is providing investment discretion in the related account attesting that the employee does not have any influence over the investment decisions of the account;

4.	The employee will provide this list and the associated certifications no less than annually to the adviser;

5.
If the adviser, as part of an audit or for any other reason, believes it appropriate to request more information as it relates to these accounts, the employee will promptly turn over all brokerage transaction statements and any other information related to the accounts that the adviser deems necessary.

Signature

Printed Name

Date

7542816.1

VERT ASSET MANAGEMENT, LLC QUARTERLY GIFTS AND ENTERTAINMENT REPORT
( to )

It is the policy of Vert Asset Management, LLC ("Vert") to achieve a balance relative to the receipt/acceptance of gifts from clients or vendors with the avoidance of conflicts of interest or appearances of impropriety. As such, receipt of a gift or expression of thanks from a client for a job well done is not prohibited, provided that the gift is not cash or a cash equivalent, which are prohibited by Vert.    However, all non-cash gifts from clients or vendors, the estimated value of which clearly exceeds

$250, must be reported to the Chief Compliance Officer. The above policy recognizes that the dollar value of attendance at certain functions (dinner, golf outing, sporting event) will exceed $250, and is not intended to be prohibited by this policy. However, attendance at such vendor sponsored events should be reported to the Chief Compliance Officer so that a determination can be made that it (they) is (are) neither excessive nor create(s) the potential for a conflict of interest

As an employee of Vert, I am disclosing the following information regarding gifts and entertainment:

1.
I certify that I have not received any gifts or entertainment, with a value in excess of $250, from clients, prospective clients, or any entity that does business with or on behalf of Vert during the quarter ending                             .

Signature:                                                                   Date:

Print Name:
OR

2.
I certify that I have received gifts or entertainment, with a value in excess of $250, from clients, prospective clients, or any entity that does business with or on behalf of Vert during the quarter ending, as listed below.

Date	Client / Entity	Gift or Entertainment?	Given or Received?	Amount

Please use additional sheets, as necessary.

Signature:                                                                   Date:

Print Name:

7540496.1